UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-169258	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois		60061
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

CDW Corporation (“CDW”) announced today that CDW LLC, a wholly-owned subsidiary of CDW, intends to seek an amendment to its senior secured term loan facility to, among other things: (i) extend the maturity of certain of its term loans held by accepting lenders to July 15, 2017 and increase the interest rate with respect to such extended–maturity term loans and (ii) allow for the issuance by CDW LLC and CDW Finance Corporation of senior secured notes on the closing date of the amendment and future issuances of additional senior secured notes, in each case, to be secured on a pari passu basis with the obligations under the senior secured term loan facility, so long as, among other things, the net cash proceeds from any such issuance are used to prepay amounts outstanding under the senior secured term loan facility at par. The proposed amendment of the senior secured credit facilities is subject to lender consent and other conditions, and may not occur as described or at all.

The registrant is furnishing the information under this Item 7.01 in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the registrant’s filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

CDW preliminarily plans to offer, subject to market and other conditions, $300 million in aggregate principal amount of senior secured notes in a private placement. The offering is expected to be made to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and in offshore transactions pursuant to Regulation S under the Securities Act. CDW would use all of the net proceeds of the offering to prepay a portion of amounts outstanding under its senior secured term loan facility. The proposed offering of the notes is subject to market and other conditions, and may not occur as described or at all.

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful. These securities will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date:	November 22, 2010	By:	/s/ Ann E. Ziegler
Ann E. Ziegler Senior Vice President and Chief Financial Officer